EX-99.(j)(21)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 237 to the Registration Statement on Form N-1A (“Registration Statement”) of our report dated June 28, 2010, relating to the financial statements and financial highlights which report appears in the April 30, 2010 Annual Report to Shareholders of PowerShares Dynamic Large Cap Growth Portfolio, PowerShares Dynamic Large Cap Portfolio, PowerShares Dynamic Large Cap Value Portfolio, PowerShares Dynamic Mid Cap Growth Portfolio, PowerShares Dynamic Mid Cap Portfolio, PowerShares Dynamic Mid Cap Value Portfolio, PowerShares Dynamic Small Cap Growth Portfolio, PowerShares Dynamic Small Cap Portfolio, PowerShares Dynamic Small Cap Value Portfolio, PowerShares FTSE NASDAQ Small Cap Portfolio, PowerShares Zacks Micro Cap Portfolio and PowerShares Zacks Small Cap Portfolio, which financial statements are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Miscellaneous Information”, “Fund Service Providers” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

June 15, 2011